FOR IMMEDIATE RELEASE

The Oncology Institute Reports First Quarter 2024 Financial Results and Reaffirms Full Year 2024 Guidance
CERRITOS, Calif., May 14, 2024 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three months ended March 31, 2024.
Recent Operational Highlights Include:
•Successfully completed integration of first capitated risk contract direct to a health plan, and launched MSO model to enhance employed clinic locations, in the Florida market, effective January 1, 2024
•Partnered with MaxHealth to expand value-based care and assume clinical and financial responsibility to patients in five Florida counties
•7 new capitation and value-based contracts signed across 3 states, our highest number ever in a quarter
•Increase of 70% in scripts dispensed compared to prior year quarter
•Welcomed Jordan McInerney as new Chief Development Officer
•Hired 7 new providers in the quarter and ended the quarter with 73 clinics and 126 employed providers
First Quarter 2024 Financial Highlights
•Consolidated revenue of $95 million, an increase of 24.2% from $76 million compared to the prior year quarter
•Gross profit of $12 million, a decrease of 15.1% compared to the prior year quarter, and gross margin of 12.6%, a decrease from 18.5% the prior year quarter
•Net loss of $19.9 million compared to net loss of $30.0 million for the prior year quarter
•Basic and diluted (loss) earnings per share of $(0.22) and $(0.22), respectively, compared to $(0.33) and $(0.33), respectively, for the prior year quarter
•Adjusted EBITDA of $(10.9) million compared to $(7.4) million for the prior year quarter
•Cash, cash equivalents, and short-term investments of $66 million as of March 31, 2024
First Quarter 2024 Results
Management Commentary
Daniel Virnich, CEO of TOI, commented, "I am very pleased with our performance in the first quarter of 2024, as we delivered strong growth in revenue, while further reducing SG&A. Our full-risk capitated contract in South Florida is a significant milestone for TOI and we are excited to prove our model through this partnership. Our demonstrated ability to concurrently grow top line through both new value-based partnerships and expansion of our oral specialty drug business lays the groundwork for continued success in 2024 and beyond."
Outlook for Fiscal Year 2024
TOI uses Adjusted EBITDA, a non-GAAP metric, as an additional tool to assess its operational performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, without unreasonable efforts due to uncertainties regarding taxes, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results. TOI expects interest expense in the range of $4 million to $5 million, other adjustment add backs in the range of $2 million to $4 million, and depreciation and amortization in the range of $4 million to $6 million. Consequently TOI reaffirms its full year 2024 guidance as follows:

2024 Guidance
Revenue	$400 to $415 million
Gross Profit	$68 to $79 million
Adjusted EBITDA	$(8) to $(18) million
TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings. TOI's outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.
First Quarter 2024 Results
Consolidated revenue for Q1 2024 was $95 million, an increase of 24.2% compared to Q1 2023, and a 10.3% increase compared to Q4 2023.
Revenue for patient services was $52 million, up 4.3% compared to Q1 2023. Growth in patient services revenue was driven by an increase in capitated contracts entered into during 2023 and 2024 as well as growth in fee-for-service ("FFS") revenue due to practice acquisitions and an overall increase in clinic count. Dispensary revenue increased 63.7% compared to Q1 2023 due to an increase in the number of filled prescriptions, offset by a slight decrease in the average revenue per filled prescription. Clinical trials & other revenue increased by 50.9% compared to Q1 2023 primarily due to an increase in California Proposition 56 revenue and TOI Clinical Research revenue.
Gross profit in Q1 2024 was $12 million, a decrease of 15.1% compared to Q1 2023. The decrease was primarily driven by ongoing cost management fluctuations of oral and IV drugs. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.
Selling, general and administrative ("SG&A") expenses in Q1 2024 were $28 million or 30.1% of revenue, compared with $29 million, or 37.8% of revenue, in Q1 2023. During Q1 2024, share-based compensation expense was $4 million. The decrease in SG&A expenses was due to a re-alignment of our vendors.
Net loss for Q1 2024 was $19.9 million, an increase of $10.1 million in income compared to Q1 2023 primarily due to a goodwill impairment charge of $16.9 million in Q1 2023 that did not occur in Q1 2024, offset by a $4.2 million decrease in the change in fair value of earnout and derivative liabilities in Q1 2024 compared to Q1 2023.
Adjusted EBITDA was $(10.9) million, a decrease of $3.6 million compared to Q1 2023, primarily as a result of a change in the fair value of earnout and derivative liabilities and goodwill impairment charges in Q1 2023 that did not occur in the same quarter of the current year.
Webcast and Conference Call
TOI will host a conference call on Tuesday, May 14, 2024 at 5:00 p.m. (Eastern Time) to discuss first quarter results and management’s outlook for future financial and operational performance.
The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13744947. The replay will be available until May 21, 2024.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.
Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 2.0 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With nearly 130 employed clinicians and more than 700 teammates in over 70 clinic locations and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2024 outlook discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.
TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and results of our performance to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.
TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP metric, is set forth below.

Adjusted EBITDA Reconciliation
	Three Months Ended March 31,		Change
(dollars in thousands)	2024	2023	$	%
Net loss	$(19,889)	$(29,998)	$10,109	(33.7)%
Depreciation and amortization	1,489	1,269	220	17.3%
Interest expense, net	1,985	1,443	542	37.6%
Income tax expense	—	(26)	26	(100.0)%
Non-cash addbacks(1)	(39)	141	(180)	(127.7)%
Share-based compensation	4,087	4,965	(878)	(17.7)%
Goodwill impairment charges	—	16,867	(16,867)	(100.0)%
Changes in fair value of liabilities	—	(4,214)	4,214	(100.0)%
Unrealized (gains) losses on investments	(82)	(143)	61	(42.7)%
Practice acquisition-related costs(2)	—	16	(16)	(100.0)%
Post-combination compensation expense(3)	130	581	(451)	(77.6)%
Consulting and legal fees(4)	176	585	(409)	(69.9)%
Infrastructure and workforce costs(5)	1,185	1,143	42	3.7%
Transaction costs(6)	18	8	10	125.0%
Adjusted EBITDA	$(10,940)	$(7,363)	$(3,577)	48.6%
(1)    During the three months ended March 31, 2024, non-cash addbacks were primarily comprised of non-cash rent of $51 and net credit losses of $12. During the three months ended March 31, 2023, non-cash addbacks were primarily comprised of net credit losses of $1 and non-cash rent of $140.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain advisory projects during the three months ended March 31, 2024. During the three months ended March 31, 2023, these fees related to advisory projects and software implementations.
(5)    Infrastructure and workforce costs were comprised of recruiting expenses to build out corporate infrastructure of $376 and $462, software implementation fees of $16 and $29, severance expenses resulting from cost rationalization programs of $10 and $15, temporary labor of $252 and $568, and legal fees related to infrastructure build out of $529 and $0 during the three months ended March 31, 2024 and 2023, respectively.
(6)    Transaction costs incurred during the three months ended March 31, 2024 and 2023 were comprised of consulting, legal, administrative and regulatory fees associated with non-recurring due diligence projects.

Key Business Metrics
	Three Months Ended March 31,
	2024	2023
Clinics (1)	87	77
Markets	14	15
Lives under value-based contracts (millions)	2.0	1.8
Net loss	$(19,889)	$(29,998)
Adjusted EBITDA (in thousands)	$(10,940)	$(7,363)
(1)    Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)
(in thousands except share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$36,055	$33,488
Marketable securities	29,777	49,367
Accounts receivable, net	58,760	42,360
Other receivables	368	551
Inventories	11,554	13,678
Prepaid expenses and other current assets	4,678	4,049
Total current assets	141,192	143,493
Property and equipment, net	10,995	10,883
Operating right of use assets	27,416	29,169
Intangible assets, net	17,131	17,904
Goodwill	7,230	7,230
Other assets	568	561
Total assets	$204,532	$209,240
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,015	$14,429
Current portion of operating lease liabilities	6,390	6,363
Accrued expenses and other current liabilities	18,363	13,996
Total current liabilities	45,768	34,788
Operating lease liabilities	25,060	26,486
Derivative warrant liabilities	636	636
Conversion option derivative liabilities	3,082	3,082
Long-term debt, net of unamortized debt issuance costs	88,385	86,826
Other non-current liabilities	273	365
Deferred income taxes liability	32	32
Total liabilities	163,236	152,215
Stockholders’ equity:
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 76,046,694 and 75,879,025 shares issued and outstanding at March 31, 2024 and December 31, 2023	8	8
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 165,045 shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	208,346	204,186
Treasury Stock at cost, 1,733,774 shares at March 31, 2024 and December 31, 2023	(1,019)	(1,019)
Accumulated deficit	(166,039)	(146,150)
Total stockholders’ equity	41,296	57,025
Total liabilities and stockholders’ equity	$204,532	$209,240

Consolidated Statements of Operations (Unaudited)
(in thousands except share data)

	Three Months Ended March 31,
	2024	2023
Revenue
Patient services	$52,453	$50,273
Dispensary	39,679	24,240
Clinical trials & other	2,534	1,679
Total operating revenue	94,666	76,192
Operating expenses
Direct costs – patient services	49,497	42,814
Direct costs – dispensary	32,809	19,145
Direct costs – clinical trials & other	391	134
Goodwill impairment charges	—	16,867
Selling, general and administrative expense	28,452	28,830
Depreciation and amortization	1,489	1,269
Total operating expenses	112,638	109,059
Loss from operations	(17,972)	(32,867)
Other non-operating expense (income)
Interest expense, net	1,985	1,443
Change in fair value of derivative warrant liabilities	—	(143)
Change in fair value of earnout liabilities	—	(752)
Change in fair value of conversion option derivative liabilities	—	(3,318)
Other, net	(68)	(143)
Total other non-operating (income) loss	1,917	(2,913)
Loss before provision for income taxes	(19,889)	(29,954)
Income tax expense	—	(44)
Net loss	$(19,889)	$(29,998)
Net loss per share attributable to common stockholders:
Basic	$(0.22)	$(0.33)
Diluted	$(0.22)	$(0.33)
Weighted-average number of shares outstanding:
Basic	74,234,287	73,449,132
Diluted	74,234,287	73,449,132

Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(19,889)	$(29,998)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	1,489	1,269
Amortization of debt issuance costs and debt discount	1,559	1,523
Goodwill impairment charges	—	16,867
Share-based compensation	4,087	4,965
Change in fair value of liability classified warrants	—	(143)
Change in fair value of liability classified earnouts	—	(752)
Change in fair value of liability classified conversion option derivatives	—	(3,318)
Unrealized gain on investments	(85)	(143)
Accretion of discount on investment securities	(324)	(920)
Deferred taxes	—	(26)
Credit losses	—	1
Loss on disposal of property and equipment	12	—
Changes in operating assets and liabilities:
Accounts receivable	(16,400)	(6,141)
Other receivables	183	189
Inventories	2,124	(993)
Prepaid expenses	(629)	(24)
Operating right-of-use assets	1,753	1,400
Other assets	(7)	(50)
Accounts payable	6,357	2,574
Current and long-term operating lease liabilities	(1,399)	(1,243)
Accrued expenses and other current liabilities	5,368	(805)
Other non-current liabilities	(82)	316
Net cash and cash equivalents used in operating activities	(15,883)	(15,452)
Cash flows from investing activities:
Purchases of property and equipment	(610)	(1,839)
Purchases of marketable securities/investments	—	(9,759)
Sales of marketable securities/investments	19,998	29,999
Net cash and cash equivalents provided by investing activities	19,388	18,401
Cash flows from financing activities:
Payments made for financing of insurance payments	(1,002)	(1,282)
Payment of deferred consideration liability for acquisition	—	(409)
Principal payments on financing leases	(9)	(18)
Common stock issued for options exercised	73	—
Net cash and cash equivalents used in financing activities	(938)	(1,709)
Net increase in cash and cash equivalents	2,567	1,240
Cash and cash equivalents at beginning of period	33,488	14,010
Cash and cash equivalents at end of period	$36,055	$15,250

Contacts
Media
The Oncology Institute, Inc.
Daniel Virnich, MD
danielvirnich@theoncologyinstitute.com
(562) 735-3226 x 81125

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542
Investors
Solebury Strategic Communications
investors@theoncologyinstitute.com